                                                                    EXHIBIT 21.1
                                                                    Page 1 of 2

                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION

                                                                                                     Percentage
                                                                                                     of Voting
                                                              State (Country)                        Securities
Name of Company                                               of Incorporation                       Owned
---------------                                               ----------------                       ----------

Brady Corporation                                             Wisconsin                              Parent

Brady Financial Co.                                           Delaware                               100%
Tricor Direct Inc.-                                           Delaware                               100%
     Doing Business As:
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
         Seton Identification Products
         The Hirol Company
Worldmark of Wisconsin Inc.                                   Delaware                               100%
Varitronic Systems, Inc.                                      Minnesota                              100%
Brady Investment Co.                                          Nevada                                 100%
Brady International Sales, Inc.                               U.S. Virgin Islands                    100%
Brady International Co.                                       Wisconsin                              100%
Brady Service Co.                                             Wisconsin                              100%
Brady Worldwide, Inc.                                         Wisconsin                              100%
Teklynx International Co.                                     Wisconsin                              100%

W.H. Brady Pty. Ltd.                                          Australia                              100%
Seton Australia Pty. Ltd.                                     Australia                              100%
W.H. Brady, N.V.                                              Belgium                                100%
W.H.B. do Brasil Ltda.                                        Brazil                                 100%
B.I. Canada Incorporated                                      Canada                                 100%
W.H.B. Identification Solutions, Inc.-                        Canada                                 100%
    Doing Business As:
         Brady
         GrafTek
         Revere-Seton
         Seton
1167232 Ontario, Inc.                                         Canada                                 100%
B.I. Financial Limited                                        England                                100%
B.I. U.K. Limited                                             England                                100%
W.H. Brady Co. Ltd.                                           England                                100%
Seton Limited                                                 England                                100%
Brady Graphic Solutions Limited                               England                                100%

                                                                    EXHIBIT 21.1
                                                                    Page 2 of 2

            SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION (Continued)



                                                                                                     Percentage
                                                                                                     of Voting
                                                              State (Country)                        Securities
Name of Company                                               of Incorporation                       Owned
---------------                                               ----------------                       ----------
W.H. Brady S.A.R.L. -                                         France                                 100%
    Doing Business As:
         Brady
         Techniques Avancees
Tricor Group, S.A. -                                          France                                 100%
    Doing Business As:
         Seton
         Signals
W.H. Brady GmbH                                               Germany                                100%
Seton GmbH                                                    Germany                                100%
Seton Italia, SRL                                             Italy                                  100%
Nippon Brady K.K.                                             Japan                                  100%
W. H. Brady Korea Co., Ltd.                                   Korea                                   70%
W. H. Brady S. de R.L. de C.V.                                Mexico                                 100%
Hirol UK Ltd.                                                 Scotland                               100%
W. H. Brady Asia-Pacific Pte. Ltd.                            Singapore                              100%
W.H. Brady Pte. Ltd.                                          Singapore                              100%
Brady AB                                                      Sweden                                 100%
Seton Scandinavia AB                                          Sweden                                 100%